                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date earliest event reported) September 13, 2000

                          CORAM HEALTHCARE CORPORATION
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               (Exact name of registrant as specified in charter)


        Delaware                    1-11343                   33-0615337
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(State or other jurisdiction      (Commission               (IRS Employer
      of incorporation)           File Number)            Identification No.)


           1125 Seventeenth Street, Suite 2100, Denver, Colorado 80202
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               (Address of principal executive offices) (Zip code)


Registrant's telephone number, including area code (303) 292-4973
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

On September 13, 2000, the United States Bankruptcy Court for the District of Delaware issued its final order permitting Coram Healthcare Corporation and Coram, Inc., collectively referred to as the "company," to access, as necessary, the previously negotiated Debtor-in-Possession (DIP) financing agreement with Madeleine L.L.C., an affiliate of one of the company's principal debt holders. The financing agreement, dated August 30, 2000, provides the company with access to a DIP financing line of credit of up to $40 million. A copy of the related September 13, 2000 press release is attached hereto as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

              (c)     Exhibits

              Exhibit
              Number       Description of Document
              -------      -----------------------

                  2.1 Financing Agreement by and among Coram Healthcare Corporation and Coram, Inc., as debtors and debtors-in-possession, and Madeleine L.L.C., as agent, dated as of August 30, 2000 (exhibits excluded).

                  99.1 Press Release, issued September 13, 2000, announcing the U.S. Bankruptcy Court final order permitting the company to access, as necessary, the DIP financing agreement with Madeleine L.L.C.


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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     CORAM HEALTHCARE CORPORATION



Date:  October 11, 2000             By: /s/ SCOTT R. DANITZ
                                       ----------------------------------------
                                    Name:  Scott R. Danitz
                                    Title: Senior Vice President,
                                           Finance and Chief Accounting Officer



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                               INDEX TO EXHIBITS




              EXHIBIT
              NUMBER       DESCRIPTION
              -------      -----------

                  2.1      Financing Agreement by and among Coram Healthcare
                           Corporation and Coram, Inc., as debtors and debtors-in-possession, and Madeleine L.L.C., as agent, dated as of August 30, 2000 (exhibits excluded).

                 99.1 Press Release, issued September 13, 2000, announcing the U.S. Bankruptcy Court final order permitting the company to access, as necessary, the DIP financing agreement with Madeleine L.L.C.